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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
General Magic, Inc.:

     We consent to incorporation by reference in the registration statements Nos. 33-93648, 333-12667, 333-33329, 333-45751, 333-71781, 333-93479 on Form S-8
and Nos. 333-67683, 333-59723, 333-51685, 333-77369, 333-79857, 33-83075, and
333-90023 on Form S-3 of General Magic, Inc. of our report dated January 28, 2000, relating to the consolidated balance sheets of General Magic, Inc. and subsidiary (a development stage enterprise) as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1999, and for the period from May 1, 1990 (inception) to December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K/A of General Magic, Inc.

                                                 /s/ KPMG LLP

Mountain View, California
April 28, 2000